SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2006

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Avenue of the Americas
New York, New York 10019
(Address and zip code of principal executive offices)

Registrant's telephone number, including area code: (212) 634-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2006, New York Mortgage Trust, Inc. (the “Company”) entered into Amendment Number One to that certain Master Repurchase Agreement dated as of December 13, 2005 by and among DB Structured Products, Inc., Aspen Funding Corp., Newport Funding Corp., NYMC Loan Corporation and the Company (“Amendment Number One”). Amendment Number One extends the final maturity of the existing $300.0 million warehouse line of credit until December 12, 2007. A copy of Amendment Number One is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.	The following exhibit is being filed herewith this Current Report on Form 8-K.

10.1	Amendment Number One to the Master Repurchase Agreement dated as of December 13, 2005, by and among DB Structured Products, Inc., Aspen Funding Corp., Newport Funding Corp., the Company and NYMC Loan Corporation, dated as of December 12, 2006.

[signature on following page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: December 15, 2006	By:	/s/ A. Bradley Howe
A. Bradley Howe
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibits.	The following exhibit is being filed herewith this Current Report on Form 8-K.

10.1	Amendment Number One to the Master Repurchase Agreement dated as of December 13, 2005, by and among DB Structured Products, Inc., Aspen Funding Corp., Newport Funding Corp., the Company and NYMC Loan Corporation, dated as of December 12, 2006.